Exhibit 99.1

Whiting Petroleum Corporation	Mile High Center 1700 Broadway, Suite 2300 Denver, CO 80290-2300 T/ 303.837.1661 F/ 303.861.4023
NEWS RELEASE

Company contact:	John B. Kelso, Director of Investor Relations 303.837.1661 or john.kelso@whiting.com
Whiting Petroleum Corporation Announces Exchange Offer
for its 6.25% Convertible Perpetual Preferred Stock
DENVER — August 17, 2010 — Whiting Petroleum Corporation (NYSE: WLL) today commenced an offer to exchange up to 3,277,500 shares of its 6.25% Convertible Perpetual Preferred Stock (the “Preferred Stock”) for the following consideration per share of Preferred Stock: (i) 2.3033 shares of the Company’s common stock and (ii) a cash payment of $14.50, subject to the terms and conditions of the exchange offer. The purpose of the exchange offer is to reduce the Company’s fixed dividend obligations and increase the percentage of the Company’s capitalization that is common stock.
The exchange offer will expire at 5:00 p.m., New York City time, on September 15, 2010, unless extended or earlier terminated by the Company. Tendered Preferred Stock may be withdrawn at any time prior to the expiration date. In addition, holders may withdraw any tendered shares of Preferred Stock that are not accepted by the Company for exchange after the expiration of 40 business days following today’s commencement of the exchange offer.
The Company originally issued 3,450,000 shares of Preferred Stock in June 2009. The Preferred Stock is currently convertible into 2.3033 shares of the Company’s common stock based on a conversion price of $43.4163 per share.

The terms and conditions of the exchange offer are described in the prospectus dated August 17, 2010 and related letter of transmittal. The completion of the exchange offer is subject to the conditions described in the exchange offer documents, which include, among other conditions, the effectiveness of the registration statement relating to the exchange offer, which was filed today with the Securities and Exchange Commission but has not yet become effective, and, the continued listing on the New York Stock Exchange of the shares of Preferred Stock that remain outstanding after the exchange offer (which may require proration of tendered Preferred Stock). The exchange offer is not conditioned upon any minimum number of shares of Preferred Stock being tendered.
Subject to applicable law, the Company may waive certain other conditions applicable to the exchange offer or extend, terminate or otherwise amend the exchange offer in its sole discretion.
A registration statement relating to the common stock to be issued in the exchange offer has been filed with the Securities and Exchange Commission but has not yet become effective. The common stock being offered in the exchange offer may not be sold nor may offers to exchange be accepted prior to the time that the registration statement related to the exchange offer becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the common stock in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
BofA Merrill Lynch, J.P. Morgan and Wells Fargo Securities are acting as joint lead dealer managers for the exchange offer. Computershare Trust Company, N.A. is acting as exchange agent for the exchange offer and Georgeson is acting as information agent for the exchange offer. Copies of the registration statement, exchange offer prospectus, letter of transmittal and other materials related to the exchange offer may be obtained at no charge from the information agent at (212) 440-9800 or (877) 797-1153 (toll-free) or from the Securities and Exchange Commission’s Web site at www.sec.gov. Information concerning the terms of the exchange offer may be obtained by contacting BofA Merrill Lynch at (980) 388-9217 or (888) 292-0070 (toll-free), attention Debt Advisory Services, J.P. Morgan at (800) 261-5767 (toll-free), attention: Syndicate Desk, or Wells Fargo Securities at (800) 326-5897 (toll-free), attention Equity Syndicate Department. Information concerning the mechanics of the exchange offer may be obtained by contacting the information agent at the telephone numbers provided above. The materials related to the exchange offer contain important information that should be read carefully before any decision is made with respect to the exchange offer.
About Whiting Petroleum Corporation
Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that acquires, exploits, develops and explores for crude oil, natural gas and natural gas liquids primarily in the Permian Basin, Rocky Mountains, Mid-Continent, Gulf Coast and Michigan regions of the United States. The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and its Enhanced Oil Recovery fields in Oklahoma and Texas. The Company trades publicly under the symbol WLL on the New York Stock Exchange. For further information, please visit www.whiting.com.
Forward-Looking Statements
This news release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.
These risks and uncertainties include, but are not limited to: declines in oil or natural gas prices; impacts of the global recession and tight credit markets; our level of success in exploitation, exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures, including our ability to obtain CO2; inaccuracies of our reserve estimates or our assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; risks related to our level of indebtedness and periodic redeterminations of the borrowing base under our credit agreement; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations and acquisitions; our ability to identify and complete acquisitions and to successfully integrate acquired businesses; unforeseen underperformance of or liabilities associated with acquired properties; our ability to successfully complete potential asset dispositions; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry in the regions in which we operate; risks arising out of our hedging transactions; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2009. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.